Exhibit 16.1
     June 23, 2006
     Securities and Exchange Commission
     100 F Street, N.E.
     Washington, DC 20549
     Commissioners:
     We have read the statements made by Genitope Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Genitope Corporation dated June 20, 2006. We agree with the statements concerning our Firm in such Form 8-K.
     Very truly yours,
     /s/ PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP